Exhibit 10.1

FIRST AMENDMENT TO THE TAX SHARING AGREEMENT

This First Amendment, dated as of October 3, 2014 (this “First Amendment”), to the Tax Sharing Agreement dated as of August 27, 2014 (the “Agreement”), is entered into by and between Liberty Interactive Corporation, a Delaware corporation, and Liberty TripAdvisor Holdings, Inc., a Delaware corporation.  Unless otherwise stated herein, capitalized terms used in this First Amendment shall have the meaning ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement which governs the allocation of liabilities for Taxes arising prior to, as a result of, and subsequent to the Distribution, and certain other matters relating to Taxes; and

WHEREAS, the parties now wish to amend the Agreement in certain respects as provided herein to clarify the intent of the parties with respect to a defined term in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1. The Agreement is amended by replacing the defined term “Compensatory Equity Interests” (including the related definition) in Section 1 of the Agreement with the following defined term (and related definition):

“‘Compensatory Equity Interests’ means options, stock appreciation rights, restricted stock, stock units or other rights with respect to Distributing Stock or Spinco Stock that are granted on or prior to the Distribution Date by Distributing, Spinco or any of their respective Subsidiaries in connection with employee, independent contractor or director compensation or other employee benefits (including, for the avoidance of doubt, options, stock appreciation rights, restricted stock, stock units or other rights issued in respect of any of the foregoing by reason of the Distribution or any subsequent transaction).”

2. Except as otherwise expressly provided herein, the Agreement shall continue in full force and effect without modification.
3. General Provisions.
Governing Law.

 THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this First Amendment will be brought exclusively in the Delaware Chancery Court, or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware.  Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.6 of the Agreement shall be deemed effective service of process on such party.

Counterparts.

 This First Amendment may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This First Amendment may be delivered by facsimile transmission of a signed copy thereof.

Effective Time.

 This First Amendment is entered into on the date recited above and shall be effective as of the Distribution Date.

Authorization, Etc.

 Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this First Amendment, that this First Amendment has been duly authorized by all necessary corporate action on the part of such party, that this First Amendment constitutes a legal, valid and binding obligation of such party and that the execution, delivery and performance of this First Amendment by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding such party.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by the respective officers as of the date set forth above.

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Albert Rosenthaler
Name:	Albert Rosenthaler
Title:	Senior Vice President

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Tim Lenneman
Name:	Tim Lenneman
Title:	Vice President